EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core manufacturing business with our financial services operations on an after-tax equity basis. Our manufacturing operations, for this purpose, include our Truck segment, Engine segment, Parts segment, and Corporate items. The manufacturing operations financial information represents non-GAAP financial measures. The reconciling differences between these non-GAAP financial measures and our GAAP condensed consolidated financial statements in Item 1, Financial Statements, are our financial services operations, which are included on an after-tax equity basis. Certain of our subsidiaries in our manufacturing operations have debt outstanding with our financial services operations (“intercompany debt”). In the condensed statements of assets, liabilities, redeemable equity securities, and stockholders' deficit, the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in the net cash provided by operating activities in the condensed statements of cash activities.

Condensed Statements of Revenues and Expenses
Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended Ended October 31, 2011
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$13,758	$—	$—	$13,758
Finance revenues	—	290	(90)	200
Sales and revenues, net	13,758	290	(90)	13,958
Costs of products sold	11,262	—	—	11,262
Restructuring charges	91	1	—	92
Impairment of property and equipment and intangible assets	64	—	—	64
Selling, general and administrative expenses	1,360	78	(4)	1,434
Engineering and product development costs	532	—	—	532
Interest expense	148	109	(10)	247
Other expenses (income), net	38	(26)	(76)	(64)
Total costs and expenses	13,495	162	(90)	13,567
Equity in loss of non-consolidated affiliates	(71)	—	—	(71)
Income before income taxes and equity income from financial services operations	192	128	—	320
Equity income from financial services operations	80	—	(80)	—
Income before income taxes	272	128	(80)	320
Income tax benefit (expense)	1,506	(48)	—	1,458
Net income	1,778	80	(80)	1,778
Less: Income attributable to non-controlling interests	55	—	—	55
Net income attributable to Navistar International Corporation	$1,723	$80	$(80)	$1,723

Condensed Statement of Revenues and Expenses Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2010 (Revised)(A)
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$11,926	$—	$—	$11,926
Finance revenues	—	309	(90)	219
Sales and revenues, net	11,926	309	(90)	12,145
Costs of products sold	9,741	—	—	9,741
Restructuring charges (benefit)	(19)	4	—	(15)
Impairment of property and equipment and intangible assets	—	—	—	—
Selling, general and administrative expenses	1,293	119	(6)	1,406
Engineering and product development costs	464	—	—	464
Interest expense	154	113	(14)	253
Other expenses (income), net	48	(22)	(70)	(44)
Total costs and expenses	11,681	214	(90)	11,805
Equity in loss of non-consolidated affiliates	(50)	—	—	(50)
Income before income taxes and equity income from financial services operations	195	95	—	290
Equity income from financial services operations	64	—	(64)	—
Income before income taxes	259	95	(64)	290
Income tax benefit (expense)	8	(31)	—	(23)
Net income	267	64	(64)	267
Less: Income attributable to non-controlling interests	44	—	—	44
Net income (loss) attributable to Navistar International Corporation	$223	$64	$(64)	$223
_________________

(A)
Effective with the fourth quarter of 2011, the Company presents manufacturing operations with financial services operations on an after-tax equity basis. Previously, financial services was presented on a pre-tax equity basis. Prior year amounts have been reclassified to conform to the 2011 presentation.

Condensed Statement of Revenues and Expenses Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2009 (Revised)(A)
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$11,300	$—	$—	$11,300
Finance revenues	—	348	(79)	269
Sales and revenues, net	11,300	348	(79)	11,569
Costs of products sold	9,366	—	—	9,366
Restructuring charges	59	—	—	59
Impairment of property and equipment	31	—	—	31
Selling, general and administrative expenses	1,218	130	(4)	1,344
Engineering and product development costs	433	—	—	433
Interest expense	99	162	(10)	251
Other expenses (income), net	(179)	16	(65)	(228)
Total costs and expenses	11,027	308	(79)	11,256
Equity in income of non-consolidated affiliates	46	—	—	46
Income before income taxes, extraordinary gain and equity income from financial services operations	319	40	—	359
Equity income from financial services operations	25	—	(25)	—
Income before income taxes and extraordinary gain	344	40	(25)	359
Income tax benefit (expense)	(22)	(15)	—	(37)
Income before extraordinary gain	322	25	(25)	322
Extraordinary gain, net of tax	23	—	—	23
Net income	345	25	(25)	345
Less: Income attributable to non-controlling interests	25	—	—	25
Net income (loss) attributable to Navistar International Corporation	$320	$25	$(25)	$320
_________________

(A)
Effective with the fourth quarter of 2011, the Company presents manufacturing operations with financial services operations on an after-tax equity basis. Previously, financial services was presented on a pre-tax equity basis. Prior year amounts have been reclassified to conform to the 2011 presentation.

Condensed Statements of Assets, Liabilities, and Stockholders' Deficit Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2011
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
(in millions)
Assets
Cash and cash equivalents	$488	$51	$—	$539
Marketable securities	698	20	—	718
Restricted cash and cash equivalents	29	298	—	327
Finance and other receivables, net	1,341	3,007	(94)	4,254
Inventories	1,704	10	—	1,714
Goodwill	319	—	—	319
Property and equipment, net	1,433	137	—	1,570
Investments in and advances to financial services operations	564	—	(564)	—
Investments in non-consolidated affiliates	60	—	—	60
Deferred taxes, net	2,031	26	—	2,057
Other assets	705	28	—	733
Total Assets	$9,372	$3,577	$(658)	$12,291
Liabilities and Stockholders' Equity (Deficit)
Accounts payable	$2,194	$22	$(94)	$2,122
Debt	1,980	2,876	—	4,856
Postretirement benefits liabilities	3,262	54	—	3,316
Other liabilities	1,908	61	—	1,969
Total Liabilities	9,344	3,013	(94)	12,263
Redeemable equity securities	5	—	—	5
Stockholders' equity attributable to non-controlling interest	50	—	—	50
Stockholders' equity (deficit) attributable to controlling interest	(27)	564	(564)	(27)
Total Liabilities and Stockholders' Equity (Deficit)	$9,372	$3,577	$(658)	$12,291

Condensed Statements of Assets, Liabilities, and Stockholders' Deficit Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2010 (Revised)(A)
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
(in millions)
Assets
Cash and cash equivalents	$534	$51	$—	$585
Marketable securities	566	20	—	586
Restricted cash and cash equivalents	29	151	—	180
Finance and other receivables, net	1,030	3,084	(168)	3,946
Inventories	1,556	12	—	1,568
Goodwill	324	—	—	324
Property and equipment, net	1,329	113	—	1,442
Investments in and advances to financial services operations	502	—	(502)	—
Investments in non-consolidated affiliates	103	—	—	103
Deferred taxes, net	109	37	—	146
Other assets	821	29	—	850
Total Assets	$6,903	$3,497	$(670)	$9,730
Liabilities and Stockholders' Equity (Deficit)
Accounts payable	$1,974	$21	$(168)	$1,827
Debt	1,985	2,885	—	4,870
Postretirement benefits liabilities	2,145	34	—	2,179
Other liabilities	1,723	55	—	1,778
Total Liabilities	7,827	2,995	(168)	10,654
Redeemable equity securities	8	—	—	8
Stockholders' equity attributable to non-controlling interest	49	—	—	49
Stockholders' equity (deficit) attributable to controlling interest	(981)	502	(502)	(981)
Total Liabilities and Stockholders' Equity (Deficit)	$6,903	$3,497	$(670)	$9,730
_________________

(A)
Effective with the fourth quarter of 2011, the Company presents manufacturing operations with financial services operations on an after-tax equity basis. Previously, financial services was presented on a pre-tax equity basis. Prior year amounts have been reclassified to conform to the 2011 presentation.

Condensed Statement of Cash Activity Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2011
	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
(in millions)
Cash flows from operating activities
Net income	$1,778	$80	$(80)	$1,778
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	286	4	—	290
Depreciation of equipment leased to others	14	24	—	38
Amortization of debt issuance costs and discount	28	16	—	44
Deferred income taxes	(1,524)	11	—	(1,513)
Impairment of property and equipment and intangible assets	75	—	—	75
Equity in loss of non-consolidated affiliates	71	—	—	71
Equity in income of financial services affiliates	(80)	—	80	—
Dividends from non-consolidated affiliates	4	—	—	4
Change in intercompany receivables and payables	(73)	73	—	—
Other, net	101	(8)	—	93
Net cash provided by (used in) operating activities	680	200	—	880
Cash flows from investing activities
Purchases of marketable securities	(1,562)	—	—	(1,562)
Sales or maturities of marketable securities	1,430	—	—	1,430
Net change in restricted cash and cash equivalents	—	(147)	—	(147)
Capital expenditures	(427)	(2)	—	(429)
Purchase of equipment leased to others	(4)	(67)	—	(71)
Acquisition of intangibles	(26)	—	—	(26)
Business acquisitions	12	—	—	12
Other investing activities	(40)	10	—	(30)
Net cash used in investing activities	(617)	(206)	—	(823)
Net cash provided by (used in) financing activities	(106)	6	—	(100)
Effect of exchange rate changes on cash and cash equivalents	(3)	—	—	(3)
Increase (decrease) in cash and cash equivalents	(46)	—	—	(46)
Cash and cash equivalents at beginning of the year	534	51	—	585
Cash and cash equivalents at end of the year	$488	$51	$—	$539

Condensed Statement of Cash Activity Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2010 (Revised)(A)
	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
(in millions)
Cash flows from operating activities
Net income	$267	$64	$(64)	$267
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	261	4	—	265
Depreciation of equipment leased to others	27	24	—	51
Amortization of debt issuance costs and discount	26	12	—	38
Deferred income taxes	(3)	20	—	17
Equity in loss of non-consolidated affiliates	50	—	—	50
Equity in income of financial services affiliates	(64)	—	64	—
Dividends from non-consolidated affiliates	5	—	—	5
Change in intercompany receivables and payables	11	(11)	—	—
Other, net	(171)	585	—	414
Net cash provided by operating activities	409	698	—	1,107
Cash flows from investing activities
Purchases of marketable securities	(1,856)	(20)	—	(1,876)
Sales or maturities of marketable securities	1,290	—	—	1,290
Net change in restricted cash and cash equivalents	1	514	—	515
Capital expenditures	(232)	(2)	—	(234)
Purchase of equipment leased to others	(16)	(29)	—	(45)
Acquisition of intangibles	(15)	—	—	(15)
Business acquisitions	(2)	—	—	(2)
Other investing activities	(86)	9	10	(67)
Net cash provided by (used in) investing activities	(916)	472	10	(434)
Net cash used in financing activities	(110)	(1,180)	(10)	(1,300)
Effect of exchange rate changes on cash and cash equivalents	(1)	1	—	—
Decrease in cash and cash equivalents	(618)	(9)	—	(627)
Cash and cash equivalents at beginning of the year	1,152	60	—	1,212
Cash and cash equivalents at end of the year	$534	$51	$—	$585
_________________

(A)
Effective with the fourth quarter of 2011, the Company presents manufacturing operations with financial services operations on an after-tax equity basis. Previously, financial services was presented on a pre-tax equity basis. Prior year amounts have been reclassified to conform to the 2011 presentation.

Condensed Statement of Cash Activity
Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2009 (Revised)(A)
	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
(in millions)
Cash flows from operating activities
Net income	$345	$25	$(25)	$345
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	284	4	—	288
Depreciation of equipment leased to others	35	21	—	56
Amortization of debt issuance costs and discount	6	10	—	16
Deferred income taxes	(14)	(4)	—	(18)
Impairment of property and equipment, goodwill and intangibles	41	—	—	41
Extraordinary gain on acquisition of subsidiary	(23)	—	—	(23)
Gain on increased equity interest in subsidiary	(23)	—	—	(23)
Equity in income of non-consolidated affiliates	(46)	—	—	(46)
Equity in income of financial services affiliates	(25)	—	25	—
Dividends from non-consolidated affiliates	59	—	—	59
Change in intercompany receivables and payables	(82)	82	—	—
Other, net	(23)	566	—	543
Net cash provided by operating activities	534	704	—	1,238
Cash flows from investing activities
Purchases of marketable securities	(382)	—	—	(382)
Sales or maturities of marketable securities	384	—	—	384
Net change in restricted cash and cash equivalents	(23)	94	—	71
Capital expenditures	(148)	(3)	—	(151)
Purchase of equipment leased to others	(2)	(44)	—	(46)
Business acquisitions, net of escrow receipt	(60)	—	—	(60)
Other investing activities	(51)	3	20	(28)
Net cash provided by (used in) investing activities	(282)	50	20	(212)
Net cash provided by (used in) financing activities	36	(780)	(20)	(764)
Effect of exchange rate changes on cash and cash equivalents	9	—	—	9
Increase (decrease) in cash and cash equivalents	297	(26)	—	271
Increase in cash and cash equivalents upon consolidation of BDP and BDT	80	—	—	80
Cash and cash equivalents at beginning of the year	775	86	—	861
Cash and cash equivalents at end of the year	$1,152	$60	$—	$1,212
_________________

(A)
Effective with the fourth quarter of 2011, the Company presents manufacturing operations with financial services operations on an after-tax equity basis. Previously, financial services was presented on a pre-tax equity basis. Prior year amounts have been reclassified to conform to the 2011 presentation.